EXHIBIT 1.1

                         SHIPHOLDING INTERNATIONAL, INC.
                         4550 POST OAK PLACE, SUITE 140
                              HOUSTON, TEXAS 77027

                             UNDERWRITING AGREEMENT

R. M. Stark & Co., Inc.                                          _________, 1996
701 S. E. 6th Avenue
Suite 100
Delray Beach, Florida  33483

Gentlemen:

        The undersigned, Shipholding International, Inc.., a Delaware corporation (hereinafter called the "Company"), proposes to issue and sell an aggregate of 1,180,000 Units, each Unit consisting of one share of Common Stock, par value $.001 per share ("Common Stock"), one Series A Common Stock Purchase Warrant (the "Series A Warrants") and one Series B Common Stock Purchase Warrant (the "Series B Warrants") at a public offering price of $8.50 per Unit (the "Units"). Two Series A Warrants shall entitle the holder to purchase one share of Common Stock at a price of $10.00 per share and four Series B Warrants shall entitle the holder to purchase one share of Common Stock at a price of $12.00 per share. The Series A Warrants and Series B Warrants are exercisable for periods of three years and five years, respectively, from the effective date of the Prospectus. The Series A Warrants may be called by the Company upon at least thirty days prior written notice at a price of $.05 per Warrant, at any time after eighteen months from the date of the Prospectus, provided the closing price as quoted on the NASDAQ system for the Common Stock is at least $12 per share (or 120% of the exercise price of the Series A Warrants in the event that there is a reduction in the exercise price of the Series A Warrants) during each day of the 30 trading day period ending 15 days preceding the date of the written notice. The Series B Warrants may be called by the Company upon at least thirty days prior written notice at a price of $.05 per Warrant, at any time after eighteen months from the date of the Prospectus, provided the closing price as quoted on the NASDAQ system for the Common Stock is at least $14.40 per share (or 120% of the exercise price of the Series B Warrants in the event that there is a reduction in the exercise price of the Series B Warrants) during each day of the 30 trading day period ending 15 days preceding the date of the written notice. The Series A Warrants and Series B Warrants are sometimes collectively referred to herein as the "Warrants. All of the securities which are the subject of this Agreement are more fully described in the Prospectus of the Company described below.

        The purpose of this agreement (the "Agreement") is to confirm the arrangements with both you as "Underwriter" and any Co- Underwriter chosen by you who may later join in this Agreement (collectively called the "Underwriters"), with respect to the sale of 1,180,000 Units by the Underwriter as exclusive agent for the Company on a "best efforts, all-or-none" basis as to 706,000 Units and on a "best efforts" basis as to the remaining 474,000 Units.

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        The Registration Statement shall also cover the sale of up to 96,000 shares by a selling security holder. However, no sales may take place within the first three months following the Initial Closing Date. Except as provided in
Section 18 of this Agreement, this Agreement shall not cover the shares to be sold by the Selling Security Holder.

        SECTION 1. DESCRIPTION OF SECURITIES. The Company's authorized and outstanding capitalization when the public offering of securities contemplated hereby is permitted to commence, under the Securities Act of 1933, as amended (the "Act"), and at the Closing Date (hereinafter defined) and the terms of the Warrants will be as set forth in the Prospectus (hereinafter defined).

        SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, the Underwriter as follows:

               (a) A Registration Statement on Form S-1 (No.33-90862) and Amendments thereto, with respect to among other things to the Units and a form of Prospectus relating thereto, copies of which have been previously delivered to you, has been prepared by the Company in conformity with the Securities Act of 1933, as amended (hereinafter called the "Act"), and the rules and regulations (hereinafter called the "Rules and Regulations") of the Securities and Exchange Commission (hereinafter called the "Commission") thereunder, and was filed with the Commission under the Act. The Company, subject to the provisions of Section 6(a) hereof, may file one or more additional Post Effective Amendments to such Registration Statement and Prospectus. The Underwriter will receive copies of each such amendment.

        The date on which the offering of securities contemplated by this Agreement is authorized to commence pursuant to the Act, is herein called the "Effective Date". The Registration Statement and Prospectus, as finally amended and revised immediately prior to the Effective Date, are herein called respectively the "Registration Statement" and the "Prospectus". If, however, a prospectus is filed by the Company pursuant to Rule 424(b) or Rule 424(c) of the Rules and Regulations which differs from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to such Rule. The times and dates of delivery and payment hereunder are herein called the "Closing(s) or Closing Dates."

               (b) On the Effective Date, the Registration Statement and the Prospectus, and on each Closing Date the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission an amendment thereof or supplement thereto), will comply with the provisions of the Act, and the Rules and Regulations, and will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and will not contain an untrue statement of a material fact and will not

                                        2

omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that none of the representations and warranties contained in this subsection (b) shall extend to the Underwriters in respect of any statements in or omissions from the Registration Statement and/or the Prospectus, based upon information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation thereof.

               (c) The Company has been duly incorporated and is now and at each Closing Date will be validly existing as a corporation in good standing under the laws of the State of its incorporation and location, having power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. The Company is now and at each Closing Date will be duly qualified to do business as a foreign corporation in good standing in all of the jurisdictions in which it owns or leases property or in which the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the business and operation of the Company. The Company has no subsidiaries, except as are set forth in the Prospectus.

               (d) The financial statements of the Company included in the Registration Statement and Prospectus fairly present the financial position, results of operations and other information purported to be shown therein, of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and are in accordance with the books and records of the Company.

               (e) Jack Sisk & Co., who has certified the financial statements which were included as a part of the Registration Statement and the Prospectus is, with respect to the Company, an independent public accountant as required under the Act and the Rules and Regulations.

               (f) Subsequent to the respective dates as of which information is given in the Prospectus and prior to each Closing Date, and except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus (i) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it, nor will it have entered into any material transactions not in the ordinary course of business and (ii) there has not been, and will not have been, any material adverse change in the condition (financial or otherwise) of the Company whether or not arising from transactions in the ordinary course of business.

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               (g) Except as described in the Prospectus, the real and personal properties of the Company as shown in the Prospectus, are either (i) owned by the Company by good marketable title in fee simple, free and clear of all liens, encumbrances and equities of record, or otherwise, and except those which do not materially adversely affect the use or value of such assets and except the lien of current taxes not now due, or (ii) are held by the Company by valid leases, none of which is in default. Except as described in the Prospectus, the Company in all material respects has full right to maintain and operate its business and properties as the same are now operated or proposed to be operated and is complying with all laws, ordinances and regulations applicable thereto.

               (h) The Company has no material contingent obligations, nor are its properties or business subject to any material risks, which may be reasonably anticipated, which are not disclosed in the Prospectus.

               (i) Except as described in the Prospectus, there are no actions, suits or proceedings at law or in equity pending or to the Company's knowledge threatened against the Company and there are no proceedings pending, or to the knowledge of the Company threatened, against the Company before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchise, licenses, permits, operations or financial condition or income of the Company.

               (j) The outstanding capital stock, consisting of Common Stock and Preferred Stock, of the Company has been duly and validly issued and is fully-paid and non-assessable; the outstanding capital stock of the Company and the Units shall conform to all statements with regard thereto contained in the Prospectus. The Units have been duly and validly authorized by proper corporate authority; and the Units when issued and paid for in accordance with the terms hereof will be duly and validly issued, fully-paid and non-assessable, and shall not be subject to any pre-emptive rights of any stockholder of the Company.

               (k) The Unit Purchase Warrants (the "Under-writer's Warrants") to be issued to the Underwriter hereunder will be, when issued, duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms, and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise, and such stock, when issued and paid for upon exercise of the Underwriter's Warrants in accordance with the provisions thereof, will be duly and validly authorized and issued, fully-paid and non-assessable.

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               (l) The certificates required to be furnished to the Underwriter pursuant to the provisions of Section 11(g) (h) (i) and (j) hereof will be true and correct.

               (m) The execution and delivery by the Company of this Underwriting Agreement has been duly authorized by all necessary corporate action and this Underwriting Agreement is a valid, binding, and legally enforceable obligation of the Company.

               (n) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or constitute a default under any material indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is now a party or the Certificate of Incorporation and any amendments thereto, or by-laws of the Company, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company.

               (o) The Company will apply the proceeds from the sale of the Units to the purposes set forth in the Prospectus.

               (p) All of the aforesaid representations, Agreements, and warranties shall survive delivery of and payment for all or any part of the securities covered by this Agreement.


        SECTION 3. ISSUANCE, SALE AND DELIVERY OF THE UNITS AND THE UNDERWRITER'S UNIT PURCHASE WARRANTS.

               (a) The Company hereby appoints the Underwriter as its exclusive agent, for a period of sixty (60) days from the Initial Closing Date, to sell the Units and the Underwriter, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to find purchasers for the Units. The selling period, by mutual agreement, may be extended for an additional sixty (60) days (the selling period, as it may be extended is referred to as the "Offering Period"). An additional period for collection purposes only beyond the aforesaid sixty (60) days from the Effective Date (plus an additional sixty (60) days if agreed upon) shall be permitted for a period not to exceed ten (10) business days. In the event the last day of the offering period occurs on a Saturday, Sunday or holiday, then the offering period will remain open until the next business day. The price at which the Underwriter shall sell the Units to the public, as agent for the Company, shall be $8.50 per Unit and subject to the sale of at least 706,000 shares, the escrow agent on behalf of the Company shall pay the Underwriter a selling commission equal to ten (10%) percent of the public offering price for each Unit sold. Neither you nor any person acting on your behalf, including any co- Underwriter or Selected Dealer shall have any authority to give any information or make any representations in connection with any offer or sale of the Units other than as contained in the Prospectus and as is otherwise expressly authorized in writing by the Company.

               (b) It is mutually agreed that the Company shall not issue and sell any of the Units to any of the purchasers found by the Underwriters unless and until the escrow agent on behalf of the purchasers of Units makes payment to the Company for at least 706,000 Units within the period of time specified above, and no commission or expense allowance shall be payable by the escrow agent on behalf of the Company hereunder, unless and until such payment shall have been received by the Company.

               (c) The Underwriter shall deposit all funds received by it from the sale of up to 1,180,000 Units in an escrow account, at Continental Stock Transfer & Trust Co. with a mailing address of 2 Broadway, New York, New York 10004 by 12:00 noon of the next business day in compliance with NASD Notice to Members 84-7, dated January 30, 1984, and shall so instruct any co-underwriters or selected dealers to do likewise. Such deposits shall continue to be made until either (a) such funds are turned over to the Company for the Units or (b) such funds are returned directly to the persons who subscribe for the Units without interest thereon or deduction therefrom; all in accordance with the terms of an appropriate escrow agreement to be entered into with such Trust Company.

               The Underwriters shall instruct all subscribers to make checks payable only to "Continental Stock Transfer & Trust Company as escrow agent f/b/o Shipholding International, Inc." and shall instruct any co-underwriters or selected dealers to do likewise. In the event that customer checks are made out to the order of the co-underwriters or selected dealers, then the co-underwriters and selected dealers agree to promptly forward their own checks or wire funds to said escrow account or to endorse the check to the order of the escrow account. It is acknowledged that only unaffiliated $100,000 net capital broker/dealers may endorse checks to the order of the escrow account or forward their own checks or wired funds.

               (d) On or before the fifth business day following the Company's and the Underwriter's receipt of notification from the escrow agent that it has received cash or cleared funds for 706,000 units during the Offering Period, the initial closing ("Initial Closing"), on the sale of such 706,000 Units shall occur at the time and place agreed upon by the Company and the Underwriter, provided that the other conditions to Closing set forth in Section 6 hereof have been satisfied. The escrow agent's notification will be deemed received by both the Company and the Underwriter on the date the Company actually receives it, provided that the Company promptly notifies the Underwriter on such date by telecopy, telegram or telex of such receipt. At the Initial Closing, the Company will deliver to the Underwriter the Certificates for the

Units (in such denominations and in such names as the Underwriter shall request upon at least 48 hours prior written notice) against payment to the Company by the escrow agent, on behalf of the purchasers of such 706,000 Units (by certified or bank cashier's check, payable to the order of the Company, in New York Clearing House Funds), of the public offering price of such 706,000 Units less the commissions and expense allowance payable to the Underwriter as to said Units as provided in subsection 3(e) below.

               Following the Initial Closing, the Company and the Underwriter shall mutually agree upon the time and place for additional Closings on Units sold during the balance of the Offering Period and shall instruct the escrow agent, in writing signed by both the Company and the Underwriter, to make payment for any Units as to which a Closing shall occur to the Company less the commissions and expense allowance payable to the Underwriter for such Units (as provided in Subsection 3(f) below) against delivery to the Underwriter by the Company of Certificates for the Units sold at such Closing.

               The Certificates so delivered for the Units shall be registered with the transfer agent in the names of the purchasers thereof for the number of Units purchased by each, as requested by the Underwriter in the notices.

               (e) At the Initial Closing, the escrow agent shall deduct from the Company's proceeds for the Units sold at such Closing, the Underwriter's commission equal to ten (10%) percent of the public offering price and its expense allowance equal to three (3%) percent of the public offering price attributable to the Units sold at such Closing after making an appropriate adjustment for the $25,000 advanced by the Company to the Underwriter towards the Underwriter's non-accountable expense allowance. The escrow agent shall be permitted to deduct from the proceeds to the Company any expenses to be paid by the Company under Sections 7(a) and (b).

               (f) At any Closing after the Initial Closing, the escrow agent shall deduct from the Company's proceeds, the Underwriter's commission equal to ten (10%) of the public offering price of such Units and its expense allowance equal to three (3%)of the public offering price of such Units (after giving credit to the Company for the $25,000 advance) so that the net amount to be paid to the Company by the escrow agent for the Units sold at such Closing shall be equal to eighty-seven (87%) of the public offering price of such Units plus the $25,000 advance paid toward the non-accountable expense allowance.

               (g) The Parties hereto represent that at each Closing, the representations and warranties herein contained and the statements contained in all certificates theretofore or simultaneously delivered by any party to another pursuant to this Agreement, shall in all respects be true and correct.

               (h) The Company will give irrevocable instructions to its Transfer Agent (which it agrees to appoint) to deliver to the Underwriter (at the Company's expense) for a period of five years from the first sale of the Units, daily advice sheets showing any transfers of Units and from time to time during the aforesaid period a complete Stockholders' list will be furnished by the Company when requested by the Underwriter.

               (i) At each Closing, the Company will deliver to the Underwriter, Warrants to purchase one Unit for each ten Units sold in the offering (the "Underwriter's Warrants") for an aggregate purchase price of $100. Each Warrant shall entitle the owner thereof to purchase one Unit of Common Stock of the Company at an exercise price equal to 165% above the offering price of the Units sold in the public offering. Such Warrants are to become exercisable upon the expiration of one year from the effective date of the Registration Statement, and to remain exercisable for four years thereafter. From the effective date of the Registration Statement and until one (1) year thereafter, such Warrants may be transferred only to officers or partners of the Underwriter(s) and selling group members.

                      The Warrants shall contain customary clauses protecting Warrant holders in the event the Company pays stock dividends, effects stock splits, or effects a sale of assets, merger or consolidation. Further, the exercise price of the Warrants to be issued as part of the Underwriter's Warrants shall contain a clause reducing the exercise price thereof pro rata in the event of a reduction in the exercise price of the Warrants issued to the public as part of the Units.

        SECTION 4. OFFERING OF THE UNITS ON BEHALF OF THE COMPANY. In offering the Units for sale the Underwriter shall offer it solely as agent for the Company and such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and Prospectus. The Underwriter shall commence making such offer as agent for the Company as soon after the Effective Date as it may deem advisable, provided, however, that if the Underwriter does not commence such offering within three business days after the Effective Date it shall so advise the Company and the Commission.

               The Underwriter shall have the right to engage the services of Co-Underwriter(s) with regard to the offering contemplated hereby pursuant to separate written agreement. Such separate agreement, executed copies of which shall be delivered to the Company prior to the Closing Date, shall provide in part (i) R.M. Stark & Co., Inc. ("Stark") shall act as Managing Underwriter hereunder, (ii) the rights of the Co-Underwriter(s) shall not exceed the rights of the Managing Underwriter, (iii) the liabilities of the Co-Underwriter(s) shall not be less than the liabilities of the Managing Underwriter, (iv) the Managing Underwriter shall have the right to allot any portion of the

Underwriter's compensation to the Co-Underwriter(s) and (v) the Managing Underwriter shall have the right to reject orders from such Co-Underwriter(s), in whole or in part, for any of the Units to be offered in contemplation of this Agreement.

               The Underwriter may engage registered dealers selected by it ("Selected Dealers") to solicit sales of Units and such solicitations shall be made pursuant to a Selected Dealer Agreement substantially in the form annexed hereto and pursuant to which it may allow such concession (out of its underwriting commission) as it may determine within the limits set forth in the Registration Statement and Prospectus.

               The Selected Dealer Agreement shall require the Selected Dealer to agree to offer the Units on the terms and conditions of offering set forth in the Prospectus and in accordance with such covenants, commitments and undertakings as are submitted by the Company and the Underwriter to the Commission.

        SECTION 5. REGISTRATION STATEMENT AND PROSPECTUS. The Company will furnish the Underwriter, without charge, two signed copies of the Registration Statement and of each amendment thereto, including all exhibits thereto and such amount of conformed copies of the Registration Statement and Amendments as may be reasonably requested by the Underwriter for distribution to each of the Co-Underwriters and Selected Dealers.

                      The Company will furnish, at its expense, as many printed copies of a Preliminary Prospectus and of the Prospectus as the Underwriter may request for the purposes contemplated by this Agreement. If, while the Prospectus is required to be delivered under the Act or the Rules and Regulations, any event known to the Company relating to or affecting the Company shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to comply with the Act (or other applicable law) or with the Rules and Regulations, the Company will forthwith prepare, furnish and deliver to the Underwriter and to each of the other Underwriters and to others whose names and addresses are designated by the Underwriter, in each case at the Company's expense, a reasonable number of copies of such supplement or supplements to or amendment or amendments of, the Prospectus.

               The Company authorizes the Underwriter, Co-Underwriters and the selected dealers, if any, in connection with the distribution of the Units and all dealers to whom any of the Units may be sold by the Underwriter, Co-Underwriters, or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the offering and sale of the Units and in accordance with the applicable provisions of the Act and the applicable Rules and Regulations and applicable State Securities Laws.

        SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees with each Underwriter that:

               (a) After the date hereof, the Company will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or the Prospectus, or any supplement to the Prospectus, of which the Underwriter shall not previously have been advised and furnished with a copy, or to which the Underwriter or the Underwriter's counsel shall have reasonably objected in writing on the ground that it is not in compliance with the Act or the Rules and Regulations.

               (b) The Company will use its best efforts to cause the Registration Statement to become effective (provided, however, the Company shall not cause the Registration Statement to become effective without the written consent of Stark) and will advise the Underwriter, (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, and (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, and will use its best efforts to prevent the issuance of such an order, or if such an order shall be issued, to obtain the withdrawal thereof at the earliest possible moment.

               (c) The Company will prepare and file with the Commission, promptly upon the request of the Underwriter, such amendments, or supplements to the Registration Statement or Prospectus, in form and substance satisfactory to counsel to the Company, as in the reasonable opinion of Lester Morse P.C., as counsel to the Underwriter, may be necessary or advisable in connection with the offering or distribution of the Units, and will diligently use its best efforts to cause the same to become effective.

               (d) The Company will, at its expense, when and as requested by the Underwriter, supply all necessary documents, exhibits and information, and execute all such applications, instruments and papers as may be required, in the opinion of the Underwriter's counsel, to qualify the Units or such part thereof as the Underwriter may determine, for sale under the so-called "Blue Sky" Laws of such states as the Underwriter shall designate, and to continue such qualification in effect so long as required for the purposes of the distribution of the Units, provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file a consent to service of process in any state in any action other than one arising out of the offering or sale of the Units.

               (e) The Company will, at its own expense, file and provide, and continue to file and provide, such reports, financial statements and other information as may be required by the Commission, or the proper public bodies of the States in which the Units may be qualified for sale, for so long as required by applicable law, rule or regulation and will provide the Underwriter with copies of all such registrations, filings and reports on a timely basis.

               (f) During the period of five years from the Effective Date, the Company will deliver to the Underwriter a copy of each annual report of the Company, and will deliver to the Underwriter (i) within 60 days after the end of each of the Company's first three quarter-yearly fiscal periods, a balance sheet of the Company as at the end of such quarter-yearly period, together with a statement of its income and a statement of changes in its cash flow for such period (Form 10-Q), all in reasonable detail, signed by its principal financial or accounting officer, (ii) within 110 days after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with a statement of its income and statement of cash flow for such fiscal year (Form 10-K), such balance sheet and statement of cash flow for such fiscal year to be in reasonable detail and to be accompanied by a certificate or report of independent public accountants, (who may be the regular accountants for the Company), (iii) as soon as available a copy of every other report (financial or other) mailed to the stockholders, and (iv) as soon as available a copy of every non- confidential report and financial statement furnished to or filed with the Commission or with any securities exchange pursuant to requirements by or agreement with such exchange or the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any regulations of the Commission thereunder. If and for so long as the Company has one or more active subsidiaries, the financial statements required by (i) and (ii) above shall be furnished on a consolidated basis in respect of the Company and all of the Company's subsidiaries. Separate financial statements shall be furnished for each subsidiary, the accounts of which are not so consolidated. The financial statements referred to in (ii) shall also be furnished to all of the stockholders of the Company as soon as practicable after the 110 days referred to therein.

               (g) The Company represents that with respect to the Warrants and the shares of Common Stock, it will prepare and file a Registration Statement with the Commission pursuant to Section 12(g) of the 1934 Act, prior to the Effective Date with a request that such Registration Statement will become effective on the first day following the Effective Date. The Company understands that, to register, it must prepare and file with the Securities and Exchange Commission a General Form of Registration of Securities (Form 8-A or Form 10). In addition, the Company agrees to qualify its Units, Common Stock and the Warrants for listing on the NASDAQ system on the Effective Date and will take all reasonable and necessary and appropriate action so that the securities continue to be listed for trading in the NASDAQ system for at least ten years from the Effective Date provided the Company otherwise complies with the prevailing maintenance requirements of NASDAQ. In addition, at such time as the Company qualifies for listing its securities on the National Market System of NASDAQ, the Company will use its best efforts to have the Company's Units and components thereof listed on the National Market System of NASDAQ in lieu of listing as Small-Cap Issues. For so long as the Company is a reporting company under the 1934 Act, the Company shall comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 1934 Act.

               (h) The Company will make generally available to its security holders, as soon as practicable, but in no event later than 15 months after the Effective Date, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least twelve months beginning after the Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

               (i) On or before the Effective Date, the Company will apply for listing in Standard & Poor's Corporation Records Manual. The Company agrees to keep such listing current for a period of not less than ten years from the Closing Date.

               (j) For a period of five years from the Effective Date, the Company shall furnish unaudited quarterly financial statements including both a balance sheet and statement of income to the Underwriter on a timely basis in addition to other reports which may be issued. The Company shall cause the Board of Directors to meet, at least quarterly, upon proper notice; and, the Underwriter shall receive notice of any regular or special meetings of the Company's Board of Directors concurrently with the sending of such notice to the Company's directors and shall have the right to have a representative attend such meeting as an observer, but this right shall be suspended at any time a designee of the Underwriter is a member of or advisor to the Company's Board of Directors as more fully set forth in Section 17 below.

               (k) The Company shall employ the services of an auditing firm acceptable to the Underwriter in connection with the preparation of the financial statements required to be included in the Registration Statement and shall continue to appoint such auditors or such other auditors as are reasonably acceptable to the Underwriter for a period of five (5) years following the Effective Date of the Registration Statement. The firm of Jack Sisk & Co. is an auditing firm acceptable to the Underwriter. Said financial statements shall be prepared in accordance with Regulation S-X under the Rules and Regulations. The Company shall appoint Continental Stock Transfer & Trust Company as transfer agent for the Common Stock (the "Transfer Agent") and as warrant agent for the Warrants.

               (l) Prior to the Effective Date, the Company will enter into employment contracts with its key employees as mutually agreed upon by the parties thereto, with the terms thereof including the term and the compensation of each person subject to the approval of the Underwriter.

               (m) Within ninety (90) days subsequent to the Initial Closing Date, the Company will furnish "Key Man" Life Insurance in the amount of $5,000,000 on the life of David Harrington and the Company shall pay the annual premiums, therefore, for a period of not less than five years from the Initial Closing Date assuming insurability and reasonable costs.

               (n)    The Company will for a period of five years:

                      (i) Furnish to the Underwriter and to the Company's shareholders an annual report containing audited financial statements and quarterly report for the first three quarters containing audited financial information.

                      (ii) Furnish the Underwriter with a duplicate copy of the daily transfer sheets prepared by the Transfer Agent and a list of stockholders as required by Section 3(f).

                      (iii) Designate an Audit Committee (the members of which shall be subject to the Underwriter's reasonable approval) which will generally supervise the financial affairs of the Company (an initial function of the Committee will be to monitor the application of funds provided by the public offering which is the subject of this Agreement).

                      (iv) At its expense, shall cause its regularly engaged independent certified public accountants to examine (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to security holders.

               (o) Until such time as the securities of the Company are listed on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ/NMS; the Company shall cause its legal counsel or an independent firm acceptable to the Underwriter to provide the Underwriter with a survey, to be updated at least semi-annually, of those states in which the securities of the Company may be traded in non-issuer transactions under the Blue Sky laws of the states and the basis for such authority. The first such survey shall be delivered by Company's counsel or such independent firm at closing; the second such survey shall be delivered by Company's counsel or such independent firm within five business days of publication of the Company in Standard & Poor's Corporation Records and, thereafter, on a semi-annual basis on April 30 and October 31 of each year.

               (p) As soon as practicable after the Closing Date, the Company will deliver to the Underwriter and its counsel a total of two bound volumes of copies of all documents relating to the public offering which is the subject of this Agreement.

               (q) For a period of two years, the Company will not file a Registration Statement on Form S-8 or other Registration Statement for the benefit of the Company's officers, directors and affiliates without our prior written consent.

               (r) For a period of one year from the Effective Date, the Company will not issue any Common Stock not contemplated by nor disclosed in the Registration Statement without the prior written consent of the Underwriter.

SECTION 7.   EXPENSES OF THE COMPANY.


               (a) The Company will pay its own costs and expenses incurred in connection with the public offering contemplated hereby, including, without limitation: (i) expenses incident to the issuance and delivery of the Units, including fees of any transfer or registration agent; (ii) Federal, State, National Association of Securities Dealers, Inc. ("NASD") and other qualification or registration fees regarding the Units and the component parts thereof; (iii) costs of preparing, printing and filing all copies of the Registration Statement and related Prospectus (including preliminary and final copies thereof), all subsequent amendments or supplements thereto, and all exhibits and other instruments relating to the sale of the Units, including the costs of syndication material; (iv) costs of qualifying the Company's Units, shares and Warrants for listing on NASDAQ; (v) costs of printing all copies of the Underwriting Agreement, the Agreement Among Underwriters, the Selling Group (Selected Dealers) Agreement, Underwriters' Questionnaire, Power of Attorney, "Blue Sky" Memorandum, it being understood that in the event Stark acts as sole Underwriter, it will not print these documents other than the Selling Group Agreement and Blue Sky Memorandum; (vi) costs of engraving and supplying the certificates for the Units and component parts thereof; and (vii) fees and expenses of legal counsel, accountants and other experts of the Company. In addition, the Company shall (i) bear the cost of investigative reports of the Company's principal executive officers, directors and substantial shareholders which cost shall not exceed $5,000, and (ii) costs of otherwise unreimbursed postage, including mailing to customers of preliminary and final prospectuses incurred by or on behalf of the Underwriter in preparation for, or in connection with the offering and sale and distribution of the Units on an accountable basis.

               (b) The Company will also pay all expenses relating to qualifying or registering the securities which are the subject of this Agreement under the securities or "Blue Sky" laws of such states and jurisdictions as shall be designated by the Underwriter. Such qualification or registration shall be performed by the Underwriter's counsel and its counsel fees relating thereto, in the sum of $1,000 per jurisdiction plus state filing fees and disbursements relating thereto, but not limited to, long-distance telephone calls, photocopying, excess postage, messengers, overnight mail and courier services which shall be paid by the Company upon demand. The aforesaid payment shall not include fees of special counsel, if the same is required to be incurred and agreed upon by the Company and the Underwriter in connection with a listing on a national stock exchange or filing in a merit review state. The first $10,000 of the "Blue Sky" fees and state filing fees are due upon the Company's receipt of "Blue Sky" papers for filing. Disbursements are payable upon receipt of invoice. The balance of blue sky fees are due at Closing.

        SECTION 8.   PAYMENT OF UNDERWRITER'S EXPENSES.

               (a) On the Closing Date and Additional Closing Date(s) (if any) the Company will pay to Stark an expense allowance equal to three (3%) percent of the total gross proceeds derived from the public offering contemplated by this Agreement, $25,000 of which has been paid in advance to Stark, for the fees and disbursements of counsel to the Underwriter and for costs of otherwise unreimbursed advertising, traveling, postage, telephone and telegraph expenses and other miscellaneous expenses incurred by or on behalf of the Underwriter and the Underwriter in preparation for, or in connection with the offering and sale and distribution of the Units; and Stark shall not be obligated to account to the Company for such disbursements and expenses. In the event, however, that the Underwriter terminates this Agreement pursuant to the provisions of Section 12 hereof, the Underwriter shall be obligated to account for expenditures of any advance payment to Stark and to refund to the Company any portion of the advance not expended. In the event that the Underwriter terminates this agreement pursuant to the provisions of Section 12(b), the Underwriter shall be entitled to reimbursement of expenses on an accountable basis after giving credit for the $25,000 paid.

               (b) On the Effective Date, the Company will enter into an agreement retaining Stark, as a management and financial consultant for a one-year period, commencing as of the Effective Date for a fee equal to 1% of the gross amount of the moneys raised in this offering. This sum shall be payable in full, in advance on the Closing Date.

        SECTION 9.   INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each of the Underwriters, and each person who controls each of the Underwriters within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law or otherwise, and to reimburse persons indemnified as above for any reasonable legal or other expense (including the cost of any investigation and preparation) incurred by them (as incurred), or any of them, in connection with investigating, defending against or appearing as a third party witness in connection with any claim or litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities, expenses or litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented, if amended or supplemented), or in any "Blue Sky" application, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such claims or litigation if such settlement is effected without the consent of the Company, nor shall it apply to the Underwriters or any person controlling the Underwriters in respect of any such losses, claims, damages, expenses, liabilities or litigation arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished in writing to the Company by such Underwriter, or on its behalf, specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or any such blue sky application.

               (b) Each of the Underwriters severally agrees, in the same manner and to the same extent as set forth in subsection (a) above, to indemnify and hold harmless the Company, each of the directors and officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, with respect to any statement in or omission from the Registration Statement, or the Prospectus (as amended or as supplemented, if amended or supplemented), or in any "Blue Sky" application, if such statement or omission was made in reliance upon and in conformity with written information furnished in writing to the Company by such Underwriter, or on its behalf, specifically for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, or any such application. An Underwriter shall not be liable for amounts paid in settlement of any such claim or litigation if such settlement was effected without its consent.

               (c) Each indemnified party shall give prompt notice to each indemnifying party of any claim asserted against it and of any action commenced against it in respect of which indemnity may be sought hereunder. The omission to so notify an indemnifying party shall relieve such party of its obligation to indemnify pursuant to this Agreement, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or
(ii) the defendants in any such action include both the indemnified and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or parties), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party which firm shall be designated in writing by the indemnified party.

               (d) The respective indemnity agreements between the Underwriters and the Company contained in subsections (a) and (b) above, and the representations and warranties of the Company set forth in Section 2 hereof or elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or by or on behalf of any controlling person of the Underwriters or the Company or any such officer or director or any controlling person of the Company, and shall survive the delivery of the Units. Any successor of the Company, or of the Underwriters, or of any controlling person of the Underwriters or the Company, as the case may be, shall be entitled to the benefit of such respective indemnity agreements.

               (e) In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 9, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, expenses or liabilities to which they may be subject (after any contribution from others) in such proportions so that the Underwriters are responsible in the aggregate for the proportion of such losses, claims, damages or labilities represented by the percentage that the underwriting discounts and commissions appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                      Within twenty days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party, in writing, of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party so notifies a contributing party or his or its representative of the commencement thereof within the aforesaid twenty days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 9 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

        SECTION 10. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective (i) at 10:00 A.M., New York Time, on the first full business day after the Effective Date, or (ii) at the time of the initial public offering by the Underwriter of the Units, whichever shall first occur. The time of the initial public offering by the Underwriter of the Units for the purposes of this Section 10, shall mean the time, after the Registration Statement becomes effective, of the release by the Underwriter for publication of the first newspaper advertisement which is subsequently published relating to the Units, or the time, after the Registration Statement becomes effective, when the Units are first released by the Underwriter for offering by the Underwriter or dealers by letter or telegram, whichever shall first occur. The Underwriter agrees to notify the Company immediately after it shall have taken any action, by release or otherwise, whereby this Agreement shall have become effective. This Agreement shall, nevertheless, become effective at such time earlier than the time specified above, after the Effective Date, as the Underwriter may determine by notice to the Company.

        SECTION 11. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter are subject to: the accuracy, as of the date hereof and as of the Closing Dates; of all of the representations and warranties of the Company contained in this Agreement; the Company's compliance with, or performance of, all of its covenants, undertakings and agreements contained in this Agreement that are required to be complied with or performed on or prior to each of the Closing Dates and to the following additional conditions:

               (a) On or prior to the Initial Closing Date and each Additional Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or be pending or, to the knowledge of the Company, shall be threatened by the Commission; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to the Underwriters shall have reasonably objected, in writing.

               (b) The Underwriter shall not have disclosed in writing to the Company that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

               (c) Between the date hereof, the Initial Closing Date and any Additional Closing Date(s), the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

               (d) Between the date hereof, the Initial Closing Date and any Additional Closing Date(s), there shall be no litigation instituted or threatened against the Company, and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, licenses, permits, operations or financial condition or income of the Company.

               (e) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to the Initial Closing Date and each Additional Closing Date(s), (A) the Company shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and (B) except in the ordinary course of its business, the Company shall not have incurred any material liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction, and (C) the Company shall not have suffered or experienced any material adverse change in its business, affairs or in its condition, financial or otherwise. On each Closing Date, the capital stock and surplus accounts of the Company shall be substantially as great as at its last financial report without considering the proceeds from the sale of the Units except to the extent that any decrease is disclosed in or contemplated by the Prospectus.

               (f) The authorization of the Units, the Common Stock and the Warrants, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all respects to counsel to the Underwriters.

               (g) The Company shall have furnished to the Underwriter the opinions, dated the Closing Date, and Additional Closing Date(s), addressed to you, from Jack H. Halperin, counsel for the Company, that:

                      (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus; it has authorized and outstanding capital as set forth in the Registration Statement and Prospectus; and the Company is duly licensed or qualified as a foreign corporation in all jurisdictions in which the ownership or leasing of its properties requires such qualification or license, except where failure to be so qualified or licensed would have no material adverse effect on the business of the Company.

                   (ii) All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable, and do not have any preemptive rights. The Company will have duly authorized, reserved and set aside shares of Common Stock issuable upon exercise of the Warrants and any other outstanding options or warrants or stock option plans and when issued in accordance with the terms contained therein against payment therefor, will be duly and validly issued, fully paid and non-assessable.

                  (iii) The Common Stock, Warrants and the Underwriter's Unit Purchase Warrant conform to descriptions thereof under "Description of Securities" contained in the Prospectus.

                   (iv) The Underwriters will receive good and marketable title to the Units purchased by them from the Company in accordance with the terms and provisions of this Agreement, to the best of such counsel's knowledge, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders' agreements and voting trusts whatsoever.

                    (v) Except as set forth in the Prospectus, there are no outstanding options, warrants, or other rights, providing for the issuance of, and, to the best of the knowledge of such counsel, no commitments, plans or arrangements to issue, any shares of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company.

                   (vi) To the best of such counsel's knowledge, no consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issue or sale of the Units hereunder, except such as may be required under the Act or state securities or Blue Sky Laws.

                  (vii) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been instituted or are pending before or threatened by, the Commission; the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements, notes thereto, and financial data contained in the Registration Statement or Prospectus); such counsel has participated in conferences with officers and representatives of the Company and with its certified public accountants in the preparation of the Registration Statement and the Prospectus. At such conferences counsel has made inquiries of such officers, representatives and accountants, and discussed the contents of the Registration Statement and the Prospectus. Such counsel has not independently verified, and, accordingly, does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus, other than as set forth in paragraph
(viii) below, insofar as such statements relate to the contents of particular documents or laws therein described. On the basis of the foregoing, nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial and statistical data and schedules contained therein, as to which such counsel need express no opinion); and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed; and such counsel does not know of any legal or governmental proceedings to which the Company is a party, or in which property of the Company is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not so disclosed therein.

                 (viii) The statements in the Registration Statement under the caption "Business" have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects.

                   (ix) This Agreement has been duly authorized and executed by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and except that no opinion need be given with regard to the enforceability of Section 9 hereof or the availability of equitable relief.

                    (x) To the best knowledge of such counsel: (a) no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition by the Company, of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is a party or by which it or its business or its properties may be bound or affected, except where such default would not have a material adverse effect on the business of the Company and except as disclosed in the Prospectus; (b) the Company has full power and lawful authority to authorize, issue and sell the Units on the terms and conditions set forth herein and in the Registration Statement and in the Prospectus; (c) no consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or State securities laws, clearance with the NASD and such other consent, approval, authorization or order as has been obtained and is in full force and effect; and (d) the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms hereof will not conflict with, or constitute a default under, any material indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is now a party or by which it or its business or its properties may be bound or affected, the Certificate of Incorporation and any amendments thereto, the by-laws of the Company, or any order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or its business or properties.

                   (xi) Except as disclosed in the Registration Statement and Prospectus, to the best knowledge of such counsel, there are no material actions, suits or proceedings at law or in equity of a material nature pending, or to such counsel's knowledge, threatened against the Company which are not adequately covered by insurance and there are no proceedings pending or, to the knowledge of such counsel, threatened against the Company before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially and adversely affect the business, operation or condition (financial or otherwise) of the Company, which are not disclosed in the Prospectus.

                  (xii) The Underwriter's Warrants to be issued to the Underwriter hereunder will be, when issued, duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors rights generally and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise of the Underwriter's Warrants and underlying Warrants, and such stock, when issued and paid for upon exercise of the Underwriters' Warrants and underlying Warrants in accordance with the provisions thereof, will be duly and validly issued, fully-paid and non-assessable.

               Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Underwriter shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact.

               (h) The Company shall have furnished to the Underwriter certificates of the President or Chairman of the Board and the Vice-President-Finance and Administration of the Company, dated as of the Closing Date, and Additional Closing Date(s), to the effect that:

                      (i) Each of the representations and warranties of the Company contained in Section 2 hereof are true and correct in all material respects at and as of such Closing Date, and the Company has performed or complied with all of its agreements, covenants and undertakings contained in this Agreement and has performed or satisfied all the conditions contained in this Agreement on its part to be performed or satisfied at such Closing Date;

                      (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission;

                      (iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct in all material respects, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth except changes which the Registration Statement and Prospectus indicate might occur.

                      (iv) Except as set forth or contemplated in the Registration Statement and Prospectus, since the respective dates as of which, or periods for which, information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any material adverse change, financial or otherwise, in the business, business prospects, earnings, general affairs or condition (financial or otherwise), of the Company (in each case whether or not arising in the ordinary course of business), and (B) the Company has not incurred any liabilities, direct or contingent, or entered into any transactions, otherwise than in the ordinary course of business other than as referred to in the Registration Statement or Prospectus and except changes which the Registration Statement and Prospectus indicate might occur.

               (i) The Company shall have furnished to the Underwriter on each Closing Date, such other certificates, additional to those specifically mentioned herein, as the Underwriter may have reasonably requested, as to: the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; the representations and warranties of the Company herein; the performance by the Company of its obligations hereunder; or the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder, which are required to be performed or fulfilled on or prior to each Closing Date.

               (j) At the time this Agreement is executed, and on the Initial Closing Date you shall have received a letter from Jack Sisk & Co., addressed to the Underwriter, and dated, respectively, as of the date of this Agreement and as of the Initial Closing Date and Additional Closing Date(s) as the case may be, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

                      (i) They are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations of the Commission;

                      (ii) In their opinion, the financial statements and related schedules of the Company included in the Registration Statement and Prospectus and covered by their reports comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations of the Commission issued thereunder;

                      (iii)  On the basis of LIMITED PROCEDURES in
accordance with standards established by the American Institute of Certified Public Accountants, including (1) a reading of the latest available financial statements of the Company (a copy of which shall be attached to such letter),
(2) a reading of the latest available minutes of the meetings of the stockholders and the Board of Directors of the Company as set forth in the minute books of the Company, officials of the Company having advised you and them that the minutes of all such meetings through that date were set forth therein, (3) consultations with officials of the Company responsible for financial and accounting matters of the Company, which procedures do not constitute an examination in accordance with generally accepted accounting standards, and would not necessarily reveal material adverse changes in the financial position or results of operations or inconsistencies in the application of generally accepted accounting principles, nothing has come to their attention which in their judgment would lead them to believe that (a) the unaudited financial statements and related schedules of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations of the Commission issued thereunder, or were not prepared in accordance with generally accepted accounting principles and practices consistent in all material respects with those followed in the preparation of the comparable financial statements and schedules covered by their reports included in the Registration Statement and Prospectus, or would require any material adjustments for a fair presentation of the information purported to be shown thereby or (b) during the period from the date of the Capitalization table included in the Prospectus to a specified date not more than four business days prior to the date of such letter, there has been any material change in the capital stock or debt of the Company, or (c) during the period from the date of the latest balance sheet and related statements of operations, changes in stockholders' equity and changes in financial position included in the Prospectus and covered by their reports contained therein to the date of the letter, there has been any material adverse change in the financial condition, or results of operations, of the Company; and

                      (iv) In addition to the examination referred to in their reports included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company which appear in the Prospectus under the captions "Management's Discussion and Analysis of

Financial Condition and Results of Operations", "Executive Compensation", "Certain Transactions", "Selected Financial Data," "Dilution," and "Risk Factors," as well as such other financial information as may be specified by the Underwriter, and that they have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

                      All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters, whose approval shall not be unreasonably withheld, conditioned or delayed.

                      If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be terminated and cancelled by the Underwriter by notifying the Company of such termination and cancellation in writing or by telegram at any time prior to, or on, the Initial Closing Date or any Additional Closing Date(s) and any such termination and cancellation shall be without liability of any party hereto to any other party, except with respect to the provisions of Sections 7 and 8 hereof. The Underwriter may, of course, waive, in writing, any conditions which have not been fulfilled or extend the time for their fulfillment.

        SECTION 12.   TERMINATION.

               (a) This Agreement may be terminated by the Underwriter by written or telegraphic notice to the Company at any time before it becomes effective pursuant to Section 10.

               (b) This Agreement may be terminated by the Underwriter by written or telegraphic notice to the Company, at any time after it becomes effective, in the event that the Company, after notice from the Underwriter and an opportunity to cure, shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, including without limitation Section 6(g) hereof, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing. This Agreement may also be terminated if (i) qualifications are received or provided by the Company's independent public accountants or attorneys to the effect of either difficulties in furnishing certifications as to material items including, without limitation, information contained within the footnotes to the financial statements, or as affecting matters incident to the issuance and sale of the securities contemplated or as to corporate proceedings or other matters or (ii) there is any action, suit or proceeding, threatened or pending, at law or equity against the Company, or by any Federal, State or other commission, board or agency wherein any unfavorable result or decision could materially adversely affect the business, property, or financial condition of the Company which was not disclosed in the Prospectus.

               (c) This Agreement may be terminated by the Underwriter by written or telegraphic notice to the Company at any time after it becomes effective, if the offering of, or the sale of, or the payment for, or the delivery of, the Units is rendered impracticable or inadvisable because (i) additional material governmental restriction, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or trading in securities generally on such exchange shall have been suspended or a general banking moratorium shall have been established by Federal or New York State authorities or (ii) a war or other national calamity shall have occurred or (iii) the condition of the market for securities in general shall have materially and adversely changed, or (iv) the condition of any matter materially affecting the Company or its business or business prospects, is such that it would be undesirable, impractical or inadvisable to proceed with, or consummate, this Agreement or the public offering of the Units.

               (d) Any termination of this Agreement pursuant to this Section 12 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 6, 7 and 8, to the extent therein provided. In addition, the Underwriter shall account to the Company for any advance and shall reimburse the Company for any portion of the advance not expended for actual out-of-pocket expenses. In the event that the Underwriter terminates this agreement pursuant to the provisions of Section 12(b), the Underwriter shall be entitled to reimbursement of expenses on an accountable basis after giving credit for the $25,000 paid.

        SECTION 13. FINDER. The Company and the Underwriters mutually represent that they know of no person who rendered any service in connection with the introduction of the Company to the Underwriters and that they know of no claim by anyone for a "finder's fee" or similar type of fee, in connection with the public offering which is the subject of this Agreement. Each party hereby indemnifies the other against any such claims by any person known to it, and not known to the other party hereto, who shall claim to have rendered services in connection with the introduction of the Company to the Underwriters and/or to have such a claim.

        SECTION 14. Left Blank Intentionally.

        SECTION 15. REGISTRATION OF THE WARRANTS AND/OR SECURITIES UNDERLYING THE UNDERWRITERS' WARRANTS. The Company agrees that it will, upon request by the holders of at least 50% of the Underwriter's Warrants within the period commencing twelve (12) months from the Effective Date, and for a period of four years thereafter, on one occasion only at the Company's sole expense, cause the Underwriters' Warrants and/or the underlying securities issuable upon exercise of the Underwriters' Warrants, to be the subject of a post-effective amendment, or a new Registration Statement, if appropriate (hereinafter referred to as the "demand Registration Statement"), so as to enable the Underwriter and/or its assigns to offer publicly the Underwriters' Warrants and/or the underlying securities. The Company agrees to register such securities expeditiously and, where possible, within forty-five (45) business days after receipt of such requests. The Company agrees to use its "best efforts" to cause the post-effective amendment, or new Registration Statement to become effective and for a period of nine (9) months thereafter to reflect in the post-effective amendment, new Registration Statement, financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising which, individually or in the aggregate, represent a fundamental and/or material change in the information set forth in such post-effective amendment or new Registration Statement. The holders of the Underwriter's Warrants may demand registration without exercising such Warrants and, in fact, are never required to exercise same.

                      The Company understands and agrees that if, at any time within the period commencing one year and ending seven years after the Effective Date, it should file a registration statement with the Commission pursuant to the Act, regardless of whether some of the holders of the Underwriter's Warrants and underlying securities shall have therefore availed themselves of the right above provided, the Company, at its own expense, will offer to said holders the opportunity to register securities. This paragraph is not applicable to a Registration Statement filed by the Company with the Commission on Form S-8 or any other inappropriate form.

                  In addition to the rights above provided, the Company will cooperate with the then holders of the Underwriter's Warrants and underlying securities in preparing and signing a Registration Statement, on one occasion only in addition to the Registration Statements discussed above, required in order to sell or transfer the aforesaid Underwriter's Warrants and underlying securities and will supply all information required therefor, but such additional Registration Statement shall be at the then holders' cost and expense unless the Company elects to register additional shares of the Company's Common Stock in which case the cost and expense of such Registration Statement will be prorated between the Company and the holders of the Underwriter's Warrants and underlying securities according to the aggregate sales price of the securities being issued. The holders of the Underwriters' Warrants may include such Warrants in any such filing without exercising the Underwriters' Warrants, and in fact, are never required to exercise same. The Company can, at any time for any reason, withdraw any such registration except in connection with a Registration Statement filed pursuant to the Company's demand Registration Statement.

        SECTION 16. WARRANT EXERCISE FEE AGREEMENT. Commencing twelve months after the Effective Date, the Company will pay Stark an amount equal to five percent (5%) of the aggregate exercise price of each Warrant exercised of which a portion may be allowed to the dealer who solicited the exercise (which may also be Stark); provided: (1) the market price of the Common Stock on the date the Warrant was exercised was greater than the Warrant exercise price on that date; (2) exercise of the Warrant was solicited by a member of the NASD; (3) the Warrant was not held in a discretionary account; (4) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and (5) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934. The Warrant Exercise Fee shall be paid in accordance with the provisions of this paragraph and the Warrant Exercise Fee Agreement filed as an exhibit to the Registration Statement (the "Warrant Exercise Fee Agreement"). The Company also agrees to execute and deliver the Warrant Exercise Fee Agreement to Stark on the Initial Closing Date.

        SECTION 17. DESIGNATION OF A NON-VOTING ADVISOR TO THE BOARD. Unless waived by you, Stark shall have the right to designate a non-voting advisor to the Board of Directors of the Company for a period of five years after the Effective Date. Said designee shall receive not less than five business days notice and shall have the right to attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including but not limited to, food, lodging and transportation. Moreover,to the extent permitted by law, the Company will agree to indemnify Stark and its designee for the actions of such designee as an advisor of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and/or directors, it will agree, if possible, to include each of the Underwriter and its designee as an insured under such policy.

        SECTION 18. RESTRICTION ON SECURITIES All officers, directors and present stockholders (including any persons who become officers and/or directors of the Company subsequent to the Effective Date) have agreed not to sell, transfer, hypothecate or convey any of such stock (including shares of Common Stock issuable upon exercise or conversion of notes, warrants and/or options) by registration or otherwise for a period of two years from the Effective Date without the prior written consent of the Underwriter or any greater period required by any state in which the offering of the Units is to be registered (except that, subject to compliance with applicable securities laws, any such officer, director or stockholder may transfer his or her stock to a member of his family or in the event of death, by will or operation of law, provided that any such transferee shall agree, as a condition to such transfer, to be bound by the restrictions set forth herein. Notwithstanding anything herein to the contrary, Chemitank S.A. may sell, commencing three months after the Initial Closing Date, an amount equal to 11,000 shares in any consecutive 30-day period on a cumulative basis up to a maximum of 96,000 shares. An appropriate legend shall be marked on the face of stock certificates representing all of such securities.

        SECTION 19. OTHER AGREEMENTS . The Company agrees to file with the NASD all post-effective amendments or prospectus supplements disclosing actual price and selling terms by the selling security holders at the same time they are filed with the SEC and in the event a portion of the securities being registered on behalf of selling security holders become underwritten, that prior to commencement of the distribution (i) copies of all underwriting documents proposed for use will be submitted to the NASD for review and (ii) the maximum compensation to be paid will be approved by the Department. The Company also agrees to notify the NASD and the Underwriter if subsequent to the filing of this offering any 5% or greater shareholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the distribution in this offering.

        SECTION 20. NOTICE. Except as otherwise expressly provided in this Agreement, (A) whenever notice is required by the provisions hereof to be given to the Company, such notice shall be given in writing, by certified mail, return receipt requested, addressed to the Company at 4550 Post Oak Place, Suite 140, Houston, TX 77027; copy to Jack H. Halperin, Esq., 711 Third Avenue, Suite 1505, New York, NY 10017; and (B) whenever notice is required by the provisions hereof to be given to the Underwriters, such notice shall be in writing addressed to the Underwriter at 701 S.E. Sixth Avenue, Suite 100, Delray Beach, FL 33483; copy to Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, NY
 11021. Any party may change the address for notices to be sent by giving written notice to the other persons.

        SECTION 21. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements as at the date hereof and as at the Closing Date and the Additional Closing Date(s), and all representations, warranties, covenants, and agreements of the several Underwriters and the Company, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Underwriters or the Company or any of their respective controlling persons, and shall survive any termination of this Agreement (whensoever made) and/or delivery of the Units and the Optional Units to the several Underwriters.

         SECTION 22. MISCELLANEOUS. This Agreement is made solely for the benefit of the Underwriters and the Company and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such, of any of the Units.

                 This Agreement shall not be assignable by any party without the other party's prior written consent. This Agreement shall be binding upon, and shall inure to the benefit of, our respective successors and permitted assigns. The foregoing represents the sole and entire agreement between us with respect to the subject matter hereof and supersedes any prior agreements between us with respect thereto. This Agreement may not be modified, amended or waived except by a written instrument signed by the party to be charged. The validity, interpretation and construction of this Agreement, and of each part hereof, shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

                 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

                 If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

                 If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                             Very truly yours,

                         SHIPHOLDING INTERNATIONAL, INC.


                         By:_____________________________________
                              David E. Harrington, Jr., President


CONFIRMED AND ACCEPTED, as of
the date first above written:

R.M. STARK & CO., INC.


By:__________________________
     Gary Stark, President